Exhibit l.3

WILLKIE FARR & GALLAGHER LLP OPINION

April 29, 2016

Keefe, Bruyette & Woods, Inc.

 as Representative of the several

 Underwriters named in Schedule I

 to the Underwriting Agreement

Wilmington Trust, National Association

 as Trustee under the Base Indenture

 and Supplemental Indenture

Ladies and Gentlemen:

We have acted as counsel to Medallion Financial Corp., a Delaware corporation (the “Company”) that is a non-diversified closed-end management investment company that has elected to be treated as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), in connection with the offer and sale, of (i) $30,000,000 aggregate principal amount of its 9.000% Notes due 2021 (the “Securities”) and (ii) $3,625,000 aggregate principal amount of its 9.000% Notes due 2021 (the “Option Securities”) in connection with the exercise by the Underwriters of their over-allotment option pursuant to Section 2 of the Underwriting Agreement, dated April 12, 2016, between the Company and Keefe, Bruyette & Woods, Inc. as Representative of the several Underwriters named in Schedule I thereto (the “Underwriting Agreement”). The Option Securities are being issued under that certain Indenture, dated April 15, 2016 (the “Base Indenture”), between the Company and the Wilmington Trust, N.A. (the “Trustee”), as supplemented by the First Supplemental Indenture, dated April 15, 2016, between the Company and the Trustee. The Option Securities are being sold pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and have been registered under the Company’s Registration Statement on Form N-2 (File No. 333-206692 (the “Registration Statement”).

This opinion is being delivered to you at the request of the Company pursuant to Section 6 of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement.

In connection with the foregoing, we have examined originals or copies of the Registration Statement and the Underwriting Agreement, the preliminary prospectus, Time of Sale Prospectus and the Prospectus, each Omitting

Prospectus, if any, the Indenture, the Securities, the certificate of incorporation and the by-laws of the Company, the over-allotment option exercise notice, dated as of April 26, 2016 the (“Option Exercise”) and the certificate representing the Securities relating to the Option Exercise. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

As to factual matters, we have assumed the accuracy and relied upon certificates of public officials, certificates and statements (including the representations in the Underwriting Agreement and the certificates delivered pursuant to the Underwriting Agreement on the date hereof) of officers of the Company, and such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below, and we have not undertaken any independent investigation to determine the existence or absence of such factual matters. In such examination, we have assumed the genuineness of all signatures on original or certified or otherwise identified documents, the authenticity of all Company and corporate records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies.

A.	Based upon the foregoing and subject to the qualifications expressed below, we are of the opinion that:

1. The Company meets the requirements for the use of Form N-2 under the Acts; the Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

2. The Company meets the requirements to register securities for an offering to be made on a continuous or delayed basis pursuant to of Rule 415(a)(1)(x) under the Securities Act.

3. The filing of the preliminary prospectus, Time of Sale Prospectus and the Prospectus pursuant to Rule 497 of the applicable Rules and Regulations has been made in the manner and within the time periods required by Rule 497 of the applicable Rules and Regulations.

4. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

5. Each of Medallion Funding LLC and Freshstart Venture Capital Corp. has been duly formed and are validly existing and in good standing under the laws of the State of New York.

6. The Company is a non-diversified, closed-end management investment company that has elected to be treated as a “business development company” under the Investment Company Act and, to our knowledge, such election is in effect and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or threatened by the Commission; to our knowledge, no person is serving or acting as an officer or director of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act and no person is acting as an investment adviser (as such term is defined in the Investment Company Act and the Advisers Act) to the Company.

7. Assuming due authorization, execution and delivery by all parties thereto other than the Company, the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Securities and the Option Securities will not (i) violate any applicable New York or federal law or statute known to us to be customarily applicable to offerings of the type contemplated by the Underwriting Agreement or the Delaware General Corporation Law, (ii) violate the certificate of incorporation and by-laws of the Company, (iii) breach or result in a default under the agreements listed on Schedule I hereto (such agreements, the “Covered Agreements”) or (iv) to our knowledge, violate any judgment, order or decree of any U.S. federal or state governmental body, agency or court having jurisdiction over the Company that could be reasonably expected to have a material adverse effect on the Company.

9. No consent, approval, authorization, order or permit of, or qualification with, any U.S. federal or N.Y. governmental body or agency, self-regulatory organization or court or other tribunal is required for the performance by the Company of its obligations under the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, the Securities or the Option Securities, except: (a) such as have been obtained or made; (b) such as may be required by the Acts, the Exchange Act, or the applicable Rules and Regulations; or (c) such as may be required under the rules and regulations of NASDAQ, the rules and regulations of FINRA or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Securities.

10. The certificate of incorporation and the by-laws of the Company each comply in all material respects with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and Board of Directors have been obtained and are in full force and effect.

11. The Indenture has been duly qualified under the Trust Indenture Act.

12. The Base Indenture and the First Supplemental Indenture have each been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

13. The Securities and Option Securities have been duly authorized, executed and, assuming authentication in accordance with the provisions of the Indenture are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

14. [Reserved].

15. Each of the Company and each of its RIC Subsidiaries that is intended to qualify as a regulated investment company has qualified to be taxed as a regulated investment company under Subchapter M of the Code for the taxable year ended on December 31, 2015.

16. The statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the captions “Government Regulation,” “Description of our Debt Securities,” “Description of Notes,” “Description of Other Indebtedness,” “Material U.S. Federal Income Tax Considerations” and insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, “Underwriting,” in each case fairly summarize in all material respects such matters, documents or proceedings.

17. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

18. Each Omitting Prospectus, if any, complies with the requirements of Rule 482 and complies in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA; and all advertisements authorized in writing by the Company for use in the offering of the Securities complied and will comply with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of the FINRA.

B.

Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many of the determinations involved in the preparation of the Registration Statement, Time of Sale Prospectus, the Prospectus and each Omitting Prospectus, if any, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Omitting Prospectus, if any, and make no representation that we have independently verified the accuracy, completeness or fairness of such statements. However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Omitting Prospectus, if any, and our participation in discussions of the contents thereof, each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Omitting Prospectus, if any, appear to appropriately responsive in all material respects to the requirements of the Acts and the applicable Rules and Regulations and nothing has come to our attention that causes us to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we need not express any belief) as of the date of the Underwriting Agreement or as amended or supplemented, if applicable, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, or omitted therefrom, as to which we need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (4) each Omitting Prospectus, if any, (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, or omitted therefrom, as to which we need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact.

C. The foregoing opinions are subject to the following:

1.	We do not express any opinion as to any matters governed by any laws other than laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States as in effect on the date hereof and typically applicable to the transactions of the type contemplated by the Underwriting Agreement and to the specific legal matters expressly addressed herein.

2.	The opinion expressed in paragraph 1 of Part A as to no stop order suspending the effectiveness of the Registration Statement being in effect is based solely on a telephonic confirmation by a member of the Staff of the SEC as of the date hereof.

3.	The opinions expressed in paragraphs 4 and 5 of Part A as to the good standing of each of the Company, Medallion Funding LLC and Freshstart Venture Capital Corp. are based solely upon a review of certificates of government officials or of The Corporation Service Company as of the date hereof certifying as to such matters.

4.	In rendering the opinions set forth in paragraph 8(iii) of Part A, where any Covered Agreement states that it is governed by laws of a state other than the laws of the State of New York, we have not made any investigation of the laws of such other state but have merely assumed that they would be interpreted in accordance with their plain meaning. We have not reviewed any covenants in the Covered Agreements that may contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto. We have also assumed that the transactions contemplated by the offering will not violate any solvency representations in any such Covered Agreement.

5.	In rendering the opinions set forth in paragraph 17 of Part A, we have not made any independent investigation of any domestic or foreign court, governmental or regulatory records to determine: (1) if there are any judgments, orders or decrees of any U.S. or non-U.S. court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties; (2) if there exists any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Underwriting Agreement or the Prospectus or the performance by the Company of its obligations under the Underwriting Agreement; or (3) if any action, suit, claim or proceeding has been filed or is pending to which the Company is a party or to which any of the properties of the Company is subject.

6.	When used in this opinion, the phrase “to our knowledge” or a similar phrase means the actual knowledge of attorneys within our firm who have devoted substantive attention to matters on behalf of the Company.

This letter and the opinions expressed herein are being furnished solely to you in connection with the above matter and may not be relied upon by you for any other purpose other than in connection with the transactions contemplated by the Underwriting Agreement and the Option Exercise and in connection with your due diligence examinations, provided that Wilmington Trust, National Association may rely on the opinions set out in A.4, A.5, A.8, A.9, A.10, A.11, A.12 and A.13 above. This letter may not be used, relied upon by or furnished to any other person or quoted, distributed or disclosed without our prior written consent. This letter is limited to the matters expressly stated herein and no opinion, statement or belief is implied or may be inferred beyond the matters expressly stated herein. Opinions rendered herein are as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to update or supplement such opinions after the date hereof.

[Signature Page to Follow]

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

SCHEDULE I

1.	Dividend Reinvestment Plan.

2.	Medallion Financial Corp. Amended and Restated 1996 Stock Option Plan.

3.	Medallion Financial Corp. Amended and Restated 1996 Non-Employee Directors Stock Option Plan.

4.	2006 Employee Stock Option Plan.

5.	2006 Non-Employee Director Stock Option Plan.

6.	Medallion Funding Corp. 401(k) Savings Plan.

7.	2009 Employee Restricted Stock Plan.

8.	Commitment Letter, dated March 1, 2006, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on March 8, 2006.

9.	Commitment Letter, dated September 20, 2006, by the Small Business Administration to Freshstart Venture Capital Corp., accepted and agreed to by Freshstart Venture Capital Corp. on October 10, 2006.

10.	Commitment Letter, dated September 1, 2010, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on September 7, 2010.

11.	Commitment Letter, dated September 1, 2010, by the Small Business Administration to Freshstart Venture Capital Corp., accepted and agreed to by Freshstart Venture Capital Corp. on September 8, 2010.

12.	Commitment Letter, dated January 25, 2013, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on January 28, 2013.

13.	Commitment Letter, dated February 6, 2013, by the Small Business Administration to Freshstart Venture Capital Corp., accepted and agreed to by Freshstart Venture Capital Corp. on February 13, 2013.

14.	Commitment Letter, dated July 29, 2013, by the Small Business Administration to Freshstart Venture Capital Corp., accepted and agreed to by Freshstart Venture Capital Corp. on August 1, 2013.

15.	Commitment Letter, dated September 2, 2014, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on September 2, 2014.

16.	Commitment Letter, dated April 15, 2015, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on April 20, 2015.

17.	Commitment Letter, dated October 27, 2015, by the Small Business Administration to Medallion Capital, Inc., accepted and agreed to by Medallion Capital, Inc. on November 2, 2015.

18.	Fixed/Floating Rate Junior Subordinated Note, dated June 7, 2007, by Medallion Financial Corp., in favor of Medallion Financing Trust I.

19.	Junior Subordinated Indenture, dated as of June 7, 2007, between Medallion Financing Trust I and Wilmington Trust Company as trustee.

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20.	Amended and Restated Trust Agreement, dated as of June 7, 2007, among Medallion Financial Corp. as depositor, Wilmington Trust Company as property trustee and Delaware trustee and the Administrative Trustees named therein.

21.	Purchase Agreement, dated as of June 7, 2007, among Medallion Financial Corp., Medallion Financing Trust I, and Merrill Lynch International.

22.	Loan and Security Agreement, dated as of December 12, 2008, among Taxi Medallion Loan Trust III, Autobahn Funding Company LLC, as Lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Agent.

23.	Amendment No. 1 to Loan and Security Agreement, dated as of August 5, 2009, by and among Taxi Medallion Loan Trust III, Autobahn Funding Company LLC, as Lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

24.	Omnibus Amendment, dated as of December 12, 2013, by and among Taxi Medallion Loan Trust III, Medallion Funding LLC, Medallion Financial Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

25.	Amendment No. 4 to Loan and Security Agreement, dated as of December 28, 2015, by and among Taxi Medallion Loan Trust III, Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

26.	Servicing Agreement, dated as of December 12, 2008, by and among Taxi Medallion Loan Trust III, Medallion Funding Corp., and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

27.	Loan Sale and Contribution Agreement, dated December 12, 2008, by and between Medallion Funding Corp. and Taxi Medallion Loan Trust III.

28.	Amended and Restated Trust Agreement, dated as of December 12, 2008, by and between Medallion Funding Corp. and U.S. Bank Trust, N.A.

29.	Second Amended and Restated Trust Agreement, dated as of December 12, 2013, by and between Medallion Funding LLC and US Bank Trust, N.A.

30.	Limited Recourse Guaranty, dated as of December 12, 2008, by Medallion Funding Corp., in favor of Autobahn Funding Company LLC, as Lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Agent.

31.	Performance Guaranty, dated as of December 12, 2008, by Medallion Financial Corp., in favor of Taxi Medallion Loan Trust III, Autobahn Funding Company LLC, as Lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Agent.

32.	Reaffirmation Agreement, dated as of February 26, 2010, by and among Medallion Funding LLC, Taxi Medallion Loan Trust III, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, in its capacity as Agent, and Wells Fargo Bank, National Association.

33.	Amended and Restated Loan and Security Agreement, dated as of March 28, 2011, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

34.	Amended and Restated Unlimited Guaranty, dated March 28, 2011, by Medallion Funding LLC, in favor of Sterling National Bank.

35.	First Amendment to Amended and Restated Loan and Security Agreement, dated September 1, 2011, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

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36.	Second Amendment to Amended and Restated Loan and Security Agreement, dated January 8, 2013, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

37.	Third Amendment to Amended and Restated Loan and Security Agreement, dated October 23, 2013, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

38.	Fourth Amendment to Amended and Restated Loan and Security Agreement, dated August 11, 2014, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

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